Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 6 to the Registration Statement on Form S-1 of USBC, Inc. of our report dated March 24, 2026, relating to the consolidated financial statements, which appears in USBC Inc.’s Transition Report on Form 10-K for the transition period ended December 31, 2025 (as amended). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Santa Rosa, California
October 29, 2026